UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2009

NexMed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

89 Twin Rivers Drive, East Windsor, New Jersey		08520
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 371-8123

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 8, 2009, NexMed, Inc. (the “Company”) and Wells Fargo Bank, N.A. (the “Rights Agent”) entered into Amendment No. 2 (the “Amendment”) to the Rights Agreement, dated as of April 3, 2000, by and between the Company and the Rights Agent, as amended (the “Rights Agreement”).  Pursuant to the Amendment, the Company exempted from becoming an “Acquiring Person” within the meaning of the Rights Agreement any person who would otherwise be considered an Acquiring Person as a result of its receipt of shares of common stock of the Company in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of November 20, 2009, by and among the Company, BQ Acquisition Corp., Bio-Quant, Inc. and the other parties thereto (the “Merger Agreement”).  The Company’s entry into the Amendment is required by the terms of the Merger Agreement.

The foregoing description is qualified in its entirety by reference to the copy of the Amendment attached hereto as Exhibit 4.1.  The  information contained in such exhibit is incorporated herein by reference.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

4.1	Amendment No. 2 to Rights Agreement, dated as of December 8, 2009, by and between NexMed, Inc. and Wells Fargo Bank, N.A., as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By:	/s/ Mark Westgate
Name:	Mark Westgate
Title:	Vice President and Chief Financial Officer

Date: December 10, 2009